EXHIBIT 99.02

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

NRG ENERGY, INC.

Pursuant to the Offer to Exchange

0.4846 of a Share of Common Stock

of

XCEL ENERGY INC.

for

Each Outstanding Share of Common Stock

of

NRG ENERGY, INC.

(Not to be used for signature guarantees)

This Offer, and Your Right to Withdraw Shares of NRG Common Stock You Tender into this Offer, Will Expire at 5:00 p.m., New York City Time, on April 10, 2002, Unless We Extend this Offer.

      As indicated under “The Offer — Guaranteed Delivery” in our prospectus, dated March 13, 2002, and in the related letter of transmittal (as they may be amended or supplemented), you must use this Notice of Guaranteed Delivery to accept our offer, on behalf of and as agent for our subsidiary, NRG Acquisition Company, LLC, to exchange 0.4846 of a share of Xcel Energy’s common stock for each outstanding share of NRG’s Common Stock if (1) the stock certificates evidencing your shares of NRG Common Stock are not immediately available, (2) you are unable to deliver those stock certificates and all other required documents to Wells Fargo Bank Minnesota, N.A., the exchange agent for the offer, by the expiration of the offer or (3) you are unable to complete the procedure for book-entry transfer of your shares by the expiration of the offer. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the exchange agent as described in the prospectus and the related letter of transmittal.

The Exchange Agent For The Offer Is:

WELLS FARGO BANK MINNESOTA, N.A.

By Mail: Wells Fargo Bank Minnesota, N.A. Corporate Actions Department P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Overnight Delivery or Hand Delivery: Wells Fargo Bank Minnesota, N.A. Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

By Facsimile:

(For Eligible Institutions Only)
(651) 450-2452

For Confirmation of Facsimile, Telephone:

(651) 450-4110

      If you deliver this Notice of Guaranteed Delivery to an address other than as set forth above or transmit this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above, this Notice of Guaranteed Delivery will not be considered to have been validly delivered to the exchange agent.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “eligible institution” under the instructions contained in the letter of transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

          The undersigned hereby tenders to NRG Acquisition Company, LLC, upon the terms and subject to the conditions set forth in Xcel Energy’s prospectus, dated March 13, 2002, and the related letter of transmittal (as they may be amended or supplemented), the number of shares of NRG Common Stock set forth below, pursuant to the guaranteed delivery procedures set forth in the prospectus and the letter of transmittal (as they may be amended or supplemented).

Dated: Signature(s) of Registered Holder(s) or Authorized Signatory: Name(s) of Registered Holder(s): Address(es): Area Code and Telephone Number(s): Certificate Numbers (If Available):	Number of Shares Tendered:

Account Number(s):

If shares of NRG Common Stock will be tendered by book-entry transfer, please provide the following information:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

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THE GUARANTEE BELOW MUST BE COMPLETED
(Not to Be Used for Signature Guarantees)

      The undersigned, an eligible institution, guarantees to deliver to the exchange agent, at one of its addresses set forth above, stock certificates evidencing the shares of NRG Common Stock tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of these shares into the account of the exchange agent for the offer at The Depository Trust Company, or DTC, in each case with delivery of a properly completed and duly executed letter of transmittal, or a properly completed and manually signed facsimile thereof, with any required signature guarantee and any other documents required by the letter of transmittal, or arrange for the receipt by the exchange agent of a book-entry confirmation of transfer of those shares into the account of the exchange agent at DTC, including an “agent’s message” with respect to the shares of NRG Common Stock tendered, in each case within three New York Stock Exchange trading days of the date hereof.

      By “eligible institution,” we mean a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agent’s Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Signature Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.

      The term “agent’s message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering the shares that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce this agreement against the participant.

      The eligible institution that completes this notice must communicate the guarantee to the exchange agent and must deliver to the exchange agent the letter of transmittal and stock certificates evidencing the tendered shares of NRG Common Stock or a confirmation of a book-entry transfer with respect to the tendered shares, or arrange for the receipt by the exchange agent of a book-entry confirmation of transfer of those shares into the account of the exchange agent at DTC, including an “agent’s message” with respect to the shares of NRG Common Stock tendered, in each case within three New York Stock Exchange trading days of the date hereof. Failure to do so could result in a financial loss to the eligible institution.

Name of Firm:

Address:	Name:

(Please Print or Type)

Title:

(Zip Code)
Area Code and	Dated:

Telephone Number:

Note:	Do not send stock certificates evidencing shares of NRG Common Stock with this notice. Those certificates should be sent with your letter of transmittal.

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